Press Release

Contact:

Brian D. Spielmann

Chief Financial Officer

First Business Financial Services, Inc.

608-232-5970

bspielmann@firstbusiness.bank

First Business Bank Declares Quarterly Cash Dividends

MADISON, WI – November 6, 2025 – First Business Financial Services, Inc. (the “Company” or “First Business Bank”) (Nasdaq: FBIZ) announced its Board of Directors has declared a quarterly cash dividend on its common stock of $0.29 per share which is equivalent to a dividend yield of 2.29% based on Friday’s market close price of $50.61. The quarterly dividend is the same as the quarterly dividend declared in July 2025, and based on third quarter 2025 earnings per share, represents a dividend payout ratio of 17%. This regular cash dividend is payable on December 3, 2025, to shareholders of record at the close of business on November 19, 2025. The board of directors also declared a dividend on the Company’s 7% Series A Preferred Stock of $17.50 per share, payable on December 15, 2025, to shareholders of record on November 28, 2025.

About First Business Bank

First Business Bank specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting Services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2022 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

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